Exhibit 10.4
Execution Version

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated September 30, 2008
Among
RESOLUTE ANETH, LLC,
as Borrower,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and BMO CAPITAL MARKETS FINANCING, INC.,
as Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC. and FORTIS CAPITAL CORP.,
as Co-Documentation Agents,
and
The Lenders Party Hereto
_____________________
Wachovia Capital Markets, LLC,
as Sole Lead Arranger
and
Wachovia Capital Markets, LLC, Wells Fargo Bank, National Association,
and BMO Capital Markets,
as Joint Bookrunners

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated effective as of September 30, 2008, is by and among Resolute Aneth, LLC, a Delaware limited liability company (the “Borrower”), Resolute Holdings Sub, LLC, a Delaware limited liability company, and certain of its subsidiaries (collectively, the “Guarantors”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Wells Fargo Bank, National Association and BMO Capital Markets Financing, Inc., as Co-Syndication Agents (the “Co-Syndication Agents”), Deutsche Bank Securities Inc. and Fortis Capital Corp., as Co-Documentation Agents (the “Co-Documentation Agents”) and the other Lenders party hereto (the “Lenders”).
Recitals
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Amended and Restated Credit Agreement, dated as of April 14, 2006, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated June 27, 2007, and that certain Second Amendment to Amended and Restated Credit Agreement, dated September 12, 2007 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
     WHEREAS, as part of a corporate reorganization, (a) Primary Natural Resources, Inc., a Delaware corporation, has changed its name to Resolute Wyoming, Inc., a Delaware corporation, and will become a subsidiary of Resolute Holdings Sub, LLC, a Delaware limited liability company (the “Parent”), and a guarantor under the Credit Agreement on the date hereof, (b) RNRC Holdings, Inc., a Delaware corporation and a new subsidiary of the Parent, will become a guarantor under the Credit Agreement on the date hereof, and (c) Resolute Natural Resources Company, a Delaware corporation, has converted on the date hereof into a Delaware limited liability company and changed its name to Resolute Natural Resources Company, LLC;
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to increase the borrowing base, amend the maximum leverage ratio covenant, and make the other modifications specified herein;
     WHEREAS, the existing Lenders desire to assign to the new Lenders their commitments and other interests under the Credit Agreement as described on Schedule 2 hereto; and
     WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement and to take such other actions as provided herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions
Each capitalized term used in this Third Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement.
ARTICLE II
Amendments
     Section 2.01 Amendments to Section 1.02 of the Credit Agreement.
          (a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:
     ““Existing Resolute Wyoming Agreement” means that certain Credit Agreement, dated as of July 31, 2008, among Resolute Wyoming, Resolute Acquisition Company, LLC, Wells Fargo Bank, N.A., as administrative agent and swingline lender, BMO Capital Markets Financing, Inc., as syndication agent, and the other lenders party thereto.”
     ““Resolute Wyoming” means Resolute Wyoming, Inc., a Delaware corporation (f/k/a Primary Natural Resources, Inc., a Delaware corporation).”
     ““RNRC Holdings” means RNRC Holdings, Inc., a Delaware corporation.”
     ““Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2008, among the Borrower, the Administrative Agent and the other Lenders party thereto.”
     ““Third Amendment Effective Date” means September 30, 2008.”
          (b) The definition of “Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     ““Agreement” means this Credit Agreement, as amended by the First Amendment, further amended by the Second Amendment, and further amended by the Third Amendment, as the same may from time to time be amended, modified, supplemented or restated.”
          (c) The definition of “Applicable Margin” in Section 1.02 of the Credit Agreement is hereby amended by deleting the grid set forth therein and inserting the following grid in lieu thereof:

Borrowing Base Utilization Grid
Borrowing Base
Utilization
Percentage	≤50%	>50%, but ≤75%	>75%, but ≤90%	>90%
ABR Loans	0.000%	0.250%	0.500%	0.750%

Eurodollar Loans	1.500%	1.750%	2.000%	2.250%

Commitment Fee	0.300%	0.350%	0.375%	0.500%

          (d) The definition of “Arrangers” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     ““Arrangers” means Wachovia Capital Markets, LLC, Wells Fargo Bank, National Association, and BMO Capital Markets, in their capacities as joint bookrunners hereunder.”
          (e) The definition of “Co-Documentation Agents” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     ““Co-Documentation Agents” means Deutsche Bank Securities Inc. and Fortis Capital Corp.”
          (f) The definition of “Consolidated Net Income” in Section 1.02 of the Credit Agreement is hereby amended by deleting the period that appears at the end of such definition and adding the following to the end of such definition:
     “; and provided further that if, after the earlier to occur of the repayment in full of the Second Lien Facility or the amendment of the Second Lien Facility to provide for the pro forma treatment of Consolidated Net Income as described in this proviso, the Parent or any of its Consolidated Subsidiaries shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.”
          (g) The definition of “RNRC” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     ““RNRC” means Resolute Natural Resources Company, LLC, a Delaware limited liability company (f/k/a Resolute Natural Resources Company, a Delaware corporation).”

          (h) The definition of “Syndication Agent” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof, in the proper alphabetical order:
     ““Co-Syndication Agents” means Wells Fargo Bank, National Association and BMO Capital Markets Financing, Inc.”
     Section 2.02 Amendment to Section 2.07(a) of the Credit Agreement. Section 2.07(a) of the Credit Agreement is hereby amended by adding the following sentence immediately after the first sentence thereof:
     “For the period from and including the Third Amendment Effective Date to but excluding the date on which the next redetermination of the Borrowing Base becomes effective pursuant to Section 2.07(d), the amount of the Borrowing Base shall be $284,000,000.”
     Section 2.03 Amendment to Section 3.05 of the Credit Agreement. Section 3.05 of the Credit Agreement is hereby amended by deleting subsection (d) in its entirety.
     Section 2.04 Amendment to Section 4.03 of the Credit Agreement. Section 4.03 of the Credit Agreement is hereby amended by adding “, Section 2.09(c)” immediately after the reference to “Section 2.08(e)” therein.
     Section 2.05 Amendment to Section 5.04. Section 5.04 of the Credit Agreement is hereby amended by adding “or other reimbursements or participations required” in clause (b)(iii) thereof immediately after the reference to “Loans” in clause (b)(iii).
     Section 2.06 Amendment to Section 7.22 of the Credit Agreement. Section 7.22 of the Credit Agreement is hereby amended by adding “and the Existing Resolute Wyoming Agreement” immediately after “the Existing Credit Agreement” in the first line thereof.
     Section 2.07 Amendment to Section 9.01 of the Credit Agreement. Section 9.01(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(c) Maximum Leverage Ratio. The Loan Parties will not, at any time, commencing as of the Third Amendment Effective Date, permit the ratio of Funded Debt as of such time to EBITDA of Parent and its Consolidated Subsidiaries for the four quarter period ending on the last day of the immediately preceding fiscal quarter for which financial statements have been provided pursuant to Section 8.01(a) to be greater than 4.25:1.00 with respect to the period commencing on the Third Amendment Effective Date and ending December 30, 2008; and with respect to the period commencing December 31, 2008 and for all periods ending thereafter to be greater than 4.00:1.00.”
     Section 2.08 Amendment to Section 12.01(a)(iv) of the Credit Agreement. Section 12.01(a)(iv) of the Credit Agreement is hereby amended by adding “RNRC Holdings, Resolute Wyoming or” immediately before “an Exploration Subsidiary,” in the first line thereof.

     Section 2.09 Other Amendments to the Credit Agreement. The Credit Agreement is hereby amended by replacing all references to “Syndication Agent” that appear therein with “Co-Syndication Agents”.
ARTICLE III
Conditions Precedent
     This Third Amendment shall be subject to the satisfaction of the following conditions precedent or concurrent on or before September 30, 2008, and after giving effect to this Third Amendment:
     (a) the Borrower, the Parent, RNRC, RNRC Holdings, Resolute Wyoming, each of the other Guarantors and each of the Lenders shall have executed and delivered counterparts of the Third Amendment, and the Guarantors shall have executed and delivered counterparts of a ratification of the Guaranty Agreement;
     (b) RNRC, RNRC Holdings and Resolute Wyoming shall have executed appropriate mortgages and joinders to the Guaranty Agreement and other Loan Documents, each in form and substance satisfactory to the Administrative Agent;
     (c) the Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Third Amendment Effective Date;
     (d) the Existing Resolute Wyoming Agreement shall be repaid in full and terminated substantially contemporaneously with the effectiveness of the Third Amendment and the credit extension made on the Third Amendment Effective Date, and all Liens and security interests associated with such agreement shall be released;
     (e) all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the corporate reorganization of certain Subsidiaries and Affiliates of the Parent (the “Reorganization”) and the Third Amendment, if any, shall have been obtained and be in full force and effect;
     (f) the Lenders shall have received satisfactory (i) restated unaudited consolidated and combined financial statements of the Parent and its Subsidiaries, including Resolute Wyoming, for the six month period ended June 30, 2008, including the unaudited consolidated and combined statement of operations for the four quarters ended June 30, 2008, prepared in accordance with GAAP, and (ii) a consolidated balance sheet for the Parent and its Consolidated Subsidiaries, including RNRC, RNRC Holdings, the Parent, the Exploration Subsidiaries, Resolute Wyoming, and the Borrower, dated as of June 30, 2008;
     (g) the Administrative Agent shall be reasonably satisfied with title to, and the environmental condition of, the Oil and Gas Properties owned by Resolute Wyoming on the Third Amendment Effective Date;

     (h) the Administrative Agent shall have received and be reasonably satisfied with UCC and other lien searches reflecting the absence of other liens and security interests other than those being released or which are otherwise permitted;
     (i) the Lenders shall have received such legal opinions, including opinions of local counsel, officer’s certificates, resolutions, documents and other instruments as are customary for transactions of this type or as they may reasonably request;
     (j) the Administrative Agent shall have received duly executed copies of (i) the Stock Purchase Agreement dated as of June 24, 2008 among Resolute Wyoming, Resolute Holdings, LLC, and Primary Natural Resources Holdings, LLC, (ii) the Asset Contribution Agreement dated as of June 26, 2008 between NGP-VII Income Co-Investment Opportunities, L.P. and Resolute Holdings, LLC, and (iii) other related documents regarding the acquisition of Resolute Wyoming and certain properties thereof (the “Resolute Wyoming Acquisition”);
     (k) the Administrative Agent shall have received an officer’s certificate regarding the consummation of the Resolute Wyoming Acquisition in accordance with the documents described in clause (j) above; and
     (l) the Administrative Agent shall have received satisfactory evidence of, and an officer’s certificate regarding, the consummation of the Reorganization.
ARTICLE IV
Representations and Warranties
     The Borrower hereby represents and warrants to each Lender that:
     (a) Each of the representations and warranties made by the Borrower under the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the actual date of execution of this Third Amendment by the Borrower, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date.
     (b) At the time of, and immediately after giving effect to, this Third Amendment, no Default has occurred and is continuing.
     (c) The execution, delivery and performance by the Borrower of this Third Amendment have been duly authorized by the Borrower.
     (d) This Third Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     (e) The execution, delivery and performance by the Borrower of this Third Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Third Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by this Third Amendment or the Loan Documents).
ARTICLE V
Assignment and Assumption
     Section 5.01 Assignment and Assumption. For an agreed consideration, each existing Lender set forth on Schedule 1 hereto (collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (a) all of such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amounts and Applicable Percentage identified on Schedule 1 hereto of all of such outstanding rights and obligations of such Assignor under the respective facilities identified on Schedule 1 hereto (including any letters of credit, swingline loans and guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders set forth on Schedule 2 hereto (the “Assignees”), and the Assignees hereby irrevocably purchase and assume from each Assignor such Assignor’s Applicable Percentage of the Assigned Interests, subject to and in accordance with this Article V, as of the Third Amendment Effective Date. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Article V, without representation or warranty by the Assignors.
     Section 5.02 Representations and Warranties of the Assignors. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Applicable Percentage of the Assigned Interest specified next to its name on Schedule 1 hereto, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Article V; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     Section 5.03 Representations and Warranties of the Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Applicable Percentage of the Assigned Interest specified next to its name on Schedule 2 hereto and become a Lender, (iii) from and after the Third Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Third Amendment and to purchase its Applicable Percentage of such Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, its has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     Section 5.04 Payments. From and after the Third Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors as specified on Schedule 1 hereto for amounts which have accrued to but excluding the Third Amendment Effective Date and to the appropriate Assignees as specified on Schedule 2 hereto for amounts which have accrued from and after the Third Amendment Effective Date.
     Section 5.05 Break Funding Payments. The Borrower shall pay to the Assignors all break funding payments payable in accordance with Section 5.02 of the Credit Agreement in connection with the assignments made pursuant to Section 5.01 hereof.
ARTICLE VI
Miscellaneous
     Section 6.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Third Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Third Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Third Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Third Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Third Amendment.
     Section 6.02 GOVERNING LAW. THIS THIRD AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 6.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Third Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Third Amendment are hereby incorporated into this Third Amendment in their entirety.
     Section 6.04 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Third Amendment, the Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders. The agreement set forth in this Section 5.04 shall survive the termination of this Third Amendment and the Credit Agreement.
     Section 6.05 Entire Agreement. This Third Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Third Amendment is a Loan Document executed under the Credit Agreement.
     Section 6.06 Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Third Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

     Section 6.07 Successors. The execution and delivery of this Third Amendment by any Lender shall be binding upon each of its successors and assigns.
     Section 6.08 Nonconsenting Lenders. Notwithstanding anything to the contrary set forth in this Third Amendment, the Lenders that are listed on Schedule 1 hereto but not on Schedule 2 hereto are parties to this Third Amendment for the sole purpose of the assignment and related provisions set forth in Article V hereof.
[Signatures Begin on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the date first written above.
BORROWER:

RESOLUTE ANETH, LLC
By:	/s/ Theodore Gazulis
Theodore Gazulis,
Vice President — Finance and Chief Financial Officer

GUARANTORS:

RESOLUTE HOLDINGS SUB, LLC

RESOLUTE NATURAL RESOURCES
COMPANY, LLC (f/k/a Resolute Natural
Resources Company)

RNRC HOLDINGS, INC.

RESOLUTE WYOMING, INC. (f/k/a Primary
Natural Resources, Inc.)

BWNR, LLC

WYNR, LLC

By:	/s/ Theodore Gazulis
Theodore Gazulis,
Vice President — Finance and Chief Financial Officer
Signature Page to
Third Amendment to Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By:	/s/ Leanne S. Phillips
Leanne S. Phillips, Director

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender
By:	/s/ Art Krasny
Art Krasny, Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

BMO CAPITAL MARKETS FINANCING, INC., as Co-Syndication Agent and a Lender
By:	/s/ Gumaro Tijerina
Gumaro Tijerina, Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent
By:	/s/ David J. Bell
David J. Bell, Managing Director

By:	/s/ Robert M. Wood, Jr.
Robert M. Wood, Jr., Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Dusan Lazaroy
Dusan Lazaroy, Vice President

By:	/s/ David J. Bell
David J. Bell, Managing Director

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

FORTIS CAPITAL CORP., as Co-Documentation Agent and a Lender
By:	/s/ David Montgomery
David Montgomery, Director

By:	/s/ Darrell Holley
Darrell Holley, Managing Director

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Bruce E. Hernandez
Bruce E. Hernandez, Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Doug Gale
Doug Gale, Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Irja R. Otsa
Irja R. Otsa, Associate Director
Banking Products Services, US

By:	/s/ Mary E. Evans
Mary E. Evans, Associate Director
Banking Products Services, US
Signature Page to
Third Amendment to Amended and Restated Credit Agreement

COMERICA BANK, as a Lender
By:	/s/ Matt Turner
Matt Turner, Corporate Banking Officer

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

GUARANTY BANK AND TRUST COMPANY, as a Lender
By:	/s/ Gail J. Nofsinger
Gail J. Nofsinger, Senior Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

CITICORP USA, INC., as a Lender
By:	/s/ Todd Mogil
Todd Mogil, Vice President

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

ALLIED IRISH BANKS, p.l.c., as a Lender
By:	/s/ David O’Driscoll
David O’Driscoll, Assistant Vice President

By:	/s/ Vaughn Buck
Vaughn Buck, Director

Signature Page to
Third Amendment to Amended and Restated Credit Agreement

BANK OF OKLAHOMA, N.A., as a Lender
By:	/s/ Thomas M. Foncannon
Thomas M. Foncannon,
Senior Vice President
Signature Page to
Third Amendment to Amended and Restated Credit Agreement

RATIFICATION
     Each of the undersigned (each, a “Guarantor”) hereby agrees that its liabilities under the Amended and Restated Guarantee and Collateral Agreement dated as of April 14, 2006 (“Guaranty”) guaranteeing the indebtedness, obligations and liabilities of Resolute Aneth, LLC under that certain Amended and Restated Credit Agreement dated as of April 14, 2006 as amended and certain other documents shall remain enforceable against such Guarantor in accordance with the terms of the Guaranty and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Third Amendment to Amended and Restated Credit Amendment. Each Guarantor hereby confirms and ratifies its liabilities under the Guaranty in all respects.
GUARANTORS:

RESOLUTE HOLDINGS SUB, LLC

RESOLUTE NATURAL RESOURCES
COMPANY, LLC (f/k/a Resolute Natural
Resources Company)

RNRC HOLDINGS, INC.

RESOLUTE WYOMING, INC. (f/k/a Primary
Natural Resources, Inc.)

BWNR, LLC

WYNR, LLC

By:	/s/ Theodore Gazulis
Theodore Gazulis,
Vice President — Finance and Chief Financial Officer

Guaranty Ratification
Third Amendment to Amended and Restated Credit Agreement

OMITTED SCHEDULES
     The portions identified below in the following schedules have been omitted from the Third Amendment to Amended and Restated Credit Agreement filed as Exhibit 10.4 to this Registration Statement on Form S-4 (File No. [___]):
:
•	Schedule 1 — Interests to be Assigned
•	Schedule 2 — Post-Assignment Interests
     Resolute Aneth, LLC agrees to furnish supplementally a copy of any omitted schedule to the Security and Exchange Commission upon request.
Omitted Schedules
Third Amendment to Amended and Restated Credit Agreement